Exhibit 23.2

Beckstead and Watts, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

Securitiea and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated July 14, 2003, accompanying the financial statements of Gentry International, Inc. on Form SB-2/A for the years ended May 31, 2003 and 2002 and for the period of February 18, 1999 (inception date) through May 31, 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2/A.

We have issued our report dated February 11, 2004, accompanying the financial statements of Gentry International, Inc. on Form SB-2/A for the six month period ended November 30, 2003 and for the period of February 18, 1999 (inception date) through November 30, 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP

February 23, 2004